Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the
Sarbanes-Oxley Act

I, James D. Dondero, Chief Executive Officer and President of Highland Floating Rate Advantage Fund (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	April 29, 2008	/s/ James D. Dondero

James D. Dondero, Chief Executive Officer
and President
(principal executive officer)

I, M. Jason Blackburn, Chief Financial Officer, Treasurer and Secretary of Highland Floating Rate Advantage Fund (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	April 29, 2008	/s/ M. Jason Blackburn

M. Jason Blackburn, Chief Financial
Officer, Treasurer and Secretary
(principal financial officer)